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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49142) of Applied Imaging Corp. of our report dated February 5, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Annual Report.

PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 30, 2001